Exhibit 10.5

2007 RESTATEMENT
NATIONAL FUEL GAS COMPANY
TOPHAT PLAN
AMENDMENT NO. 1

    Under Section 5.2 of the National Fuel Gas Company Tophat Plan (the “Plan”), National Fuel Gas Company reserved the right to amend, restate or otherwise change the Plan. This Amendment No. 1 of the Plan (“Amendment”) is adopted to designate the Chief Executive Officer of National Fuel Gas Company as the individual solely responsible for selecting and monitoring the members of the Committee. The changes in this Amendment are effective January 1, 2021.

    This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

    The Plan is amended in the following respects:

1.    The first sentence of section 6.1 (“Committee Duties”) of Article 6 (“Administration”) is deleted and replaced with the following: This Plan shall be administered by a Committee, the members of which shall be appointed by the Chief Executive Officer of the Company.

2.    In all other respects, the Plan remains unchanged.

                        NATIONAL FUEL GAS COMPANY

                        By:    /s/ D. P. Bauer
                        Name: D. P. Bauer
                        Title:     President
                        Date:    December 14, 2020